ASI ENTERTAINMENT, INC.
                           SUITE 3, 1601 MAIN ROAD
                      RESEARCH, VICTORIA, 3095 AUSTRALIA


                              List of Subsidiaries
                               As of July 8, 1999

          ASI Entertainment Pty. Ltd.        an Australian company
          ASI Media Pty. Ltd.                an Australian subsidiary
                                               of ASI Entertainment Pty. Ltd.
          ASI Technologies, Inc.             a Delaware company